UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2008

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code  (805) 967-7611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry Into a Material Definitive Agreement.

Amendment of Employment Agreements with Senior Executives

On August 6, 2008, the Company entered into amendments to each of the Senior Executive Employment Agreements, as amended (the “Employment Agreements”) previously entered into between the Company and each of the following executive officers of the Company: Angel Martinez, Zohar Ziv, Constance Rishwain, Colin Clark, Peter Worley and Thomas Hillebrandt.  The purpose of these six amendments was to reflect the following changes to the respective Employment Agreements as indicated below:

(1)

In order to match the length of severance benefits to the length of severance payments currently provided, increase from six to twelve the number of months that benefits will be provided pursuant to Company-sponsored benefit plans, programs or other arrangements to which the executive was entitled to participate prior to termination in the event that the executive is terminated by the Company without cause or if he or she terminates their employment for “good reason” (as such term is defined in the Employment Agreement) in the Employment Agreements of Constance Rishwain, Colin Clark and Peter Worley.

(2)

Provide that upon termination of the executive’s employment and prior to the provision of any severance payments or benefits, the Company may require the executive to execute a general release of the Company in the Employment Agreements of all six of the executive officers listed above.

(3)

In order to address Section 409A of the Internal Revenue Code, require that any severance payments that would exceed the Section 409A Safe Harbor Limit (as such term is defined in the amendments) will be paid to the executive in a lump sum seven months after the executive’s termination in the Employment Agreements of all six of the executive officers listed above.

(4)

Provide that in the event the executive is terminated for death or disability, or is terminated by the Company without cause or by the executive for “good reason” (as such term is defined in the Employment Agreement), the executive will receive a pro-rated incentive bonus based on the executive’s actual length of service during the year of termination in the Employment Agreements of all six of the executive officers listed above. Clarify that if the Company terminates the executive for cause or the executive terminates without “good reason” (as such term is defined in the Employment Agreement), the executive will receive no incentive bonus for the year of termination in the Employment Agreements of Peter Worley, Angel Martinez and Zohar Ziv.

To the extent that an executive’s current Employment Agreement already addresses an issue listed above, to the extent appropriate, the amendments also provide for consistent language across the Employment Agreements.  Each amendment supplements and amends the corresponding executive officer’s Employment Agreement as amended and, except as set forth in the amendment, the Employment Agreement for each executive officer remains in full force and effect.  Each amendment for the Employment Agreements of Constance Rishwain, Colin Clark, Peter Worley and Thomas Hillebrandt, are identical in form except for the name of the executive officer, the date of his or her Employment Agreement and the Exhibit name and the form of such amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  The amendments for the Employment Agreement for Angel Martinez and Zohar Ziv are filed as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	10.1	Form of Amendment dated August 6, 2008 to Senior Executive Employment Agreement with Deckers Outdoor Corporation for Constance Rishwain, Colin Clark, Peter Worley and Thomas Hillebrandt.

	10.2	Amendment dated August 6, 2008 to Senior Executive Employment Agreement with Deckers Outdoor Corporation for Angel Martinez.

	10.3	Amendment dated August 6, 2008 to Senior Executive Employment Agreement with Deckers Outdoor Corporation for Zohar Ziv.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECKERS OUTDOOR CORPORATION

Date: August 11, 2008	/s/ Thomas R. Hillebrandt
Thomas R. Hillebrandt
Chief Financial Officer